UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT #1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2013

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5205 Prospect Road, Suite 135-226, San Jose, CA	95129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 538-3373

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Pacific Green Technologies Inc. (“we”, “us”, “our” or “our company”) are filing this Current Report on Form 8-K to amend our Current Report on Form 8-K originally submitted on May 16, 2013. As the original filing included an agreement as an exhibit with an incorrect name of a party, this amendment includes the correct Stock Purchase Agreement as an exhibit.  This Current Report on Form 8-K serves to amend the disclosure only under Item 9.01 of that filing. The rest of the Current Report submitted on May 16, 2013 remains unchanged.

Additionally, we are filing this Current Report to disclose the below entering of an agreement and transaction on May 17, 2013 with EnviroTechnologies, Inc. (“EnviroTechnologies”), a Delaware corporation, and Enviro Resolutions Inc. (“Enviro Resolutions”), a British Columbia corporation and the wholly-owned subsidiary of EnviroTechnologies.

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 17, 2013, we entered into debt settlement agreement (the “Agreement”) with EnviroTechnologies and Enviro Resolutions Inc. (collectively, the “Debtors”).

Pursuant to the terms of the Agreement, we agreed to release and waive all obligations of the Debtors to repay debts, in the aggregates of USD$293,405.92 and CAD$38,079.19, to us and agreed to return an aggregate of 88,876,443 common shares of EnviroTechnologies to EnviroTechnologies.  As consideration of this release and waiver and return of shares, the Debtors have agreed to transfer all rights, interests and title to certain intellectual property, the physical embodiments of such intellectual property, and to an agreement dated March 5, 2011 (the “Supplemental Agreement”) among Enviro Resolutions, Peterborough Renewable Energy Limited (“PREL”) and Green Energy Parks Limited (“GEPL”) (collectively, the “Debtors’ Assets”).

The Debtors’ Assets include the intellectual property rights throughout most of the world for the ENVI-Clean™ system, the ENVI-Pure™ system and the ENVI-SEA™ scrubber.  The ENVI-Clean™ system removes most of the sulphur dioxide, particulate matter, greenhouse gases and other hazardous air pollutants from the flue gases produced by the combustion of coal, biomass, municipal solid waste, diesel and other fuels.  The ENVI-Pure™ emission system combines the ENVI-Clean™ highly effective patent-pending wet scrubbing technology with an innovative wet electrostatic precipitator and a granular activated carbon adsorber to remove particulate matter, acid gases, regulated metals, dioxins and VOCs from the flue gas to levels significantly below those required by strictest international regulations.  The ENVI-SEA™ scrubber can be applied to diesel exhaust emissions that require sulphur and particulate matter abatement. Using seawater on a single-pass basis as the scrubbing fluid in combination with its patent pending scrubbing head will provide a highly interactive zone of turbulent mixing for absorption of SO2, particulate matter and other pollutants from the engine’s exhaust.

The Supplemental Agreement supplements an agreement dated October 5, 2011 entered into among Enviro Resolutions, PREL and GEPL (the “PREL Agreement”).  Pursuant to the PREL Agreement, Enviro Resolutions was to supply PREL with a wet scrubbing emission control system to a new waste to energy plant being built in Peterborough, United Kingdom.

Brief Description of the Terms and Conditions of the Agreement

The following is a brief description of further terms and conditions of the Agreement that are material to our company:

1.	we pay 25% of all funds, if any, received under the Supplemental Agreement to the Debtors within 14 days upon receipt of funds, if any, pursuant to the Supplemental Agreement;

2.	we enter into definitive agreements with the Debtors to:

	a.	license the Debtors’ Assets back to the Debtors, under arm’s length commercial terms, for use in the USA and Canada, with the exception of NRG Energy, Inc. and Edison Mission and affiliates; and

	b.	have the Debtors provide engineering services to us on terms to be agreed upon, acting reasonably;

3.	the Debtors pay pro-rata any third party broker fees and legal fees, if any, that are subsequent costs associated with the Supplemental Agreement; and

4.	the Debtors retain possession of, yet make a pilot-scale scrubber available for rental to our company at a nominal cost.

The foregoing description of the Agreement is qualified in its entirety by the contents of the Agreement attached as Exhibit 10.1 to this current report.

Item 9.01	Financial Statements and Exhibits.
10.1	Debt Settlement Agreement among Pacific Green Technologies Inc., Enviro Resolutions Inc. and EnviroTechnologies, Inc.
10.2	Stock Purchase Agreement between Pacific Green Technologies Inc. and all of the shareholders of Pacific Green Energy Parks Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Jordan Starkman
Jordan Starkman
President, Treasurer, Secretary and Director
Date:	June 3, 2013